Exhibit 6.2

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below constitutes and appoints each of Glen Leblanc, Mirko Bibic, Michel Lalande and Curtis Millen as his or her true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to do any and all things and execute any and all instruments that such attorney may deem necessary or advisable under the Securities Act, and any rules, regulations and requirements of the Securities and Exchange Commission (the “Commission”) thereunder, in connection with the registration under the Securities Act of debt securities of Bell Canada and the guarantee of BCE of such debt securities, including specifically, but without limiting the generality of the foregoing, the power and authority to sign his or her name, in his or her capacity as a member of the Board of Directors of the Co-Registrants, on any and all amendments, including post-effective amendments, to the registration statement relating to such debt securities and such guarantee of debt securities and on any and all instruments and documents filed as part of or in connection with the registration statement and any and all amendments thereto, including post-effective amendments.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title with Co-Registrant	Date

/s/ Calin Rovinescu Calin Rovinescu	Chairman and Director, BCE Inc. and Bell Canada	March 15, 2018